STERLING SUGARS, INC.
				P. O. BOX 572
			  Franklin, Louisiana  70538




		     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


     The Annual Meeting of Stockholders of Sterling Sugars, Inc. will be held in the Conference Room, St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana, on Thursday, May 15, 1997 at 10:00 a.m. for the following purposes:

	1. Election of directors to serve for one year or until their successors are elected and qualified.

	2. Transaction of such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on April 10, 1997 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the meeting.



					 By order of the Board of Directors


					 J. Patout Burns, Jr.
					 Secretary






Franklin, Louisiana
April 25, 1997

			    YOUR VOTE IS IMPORTANT

     Whether or not you expect to attend the meeting, please mark, date, sign and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. You may, of course, later revoke your proxy and vote in person.



















			    STERLING SUGARS, INC.
				P. O. BOX 572
			 Franklin, Louisiana  70538


			       PROXY STATEMENT

	The enclosed proxy is solicited by the Board of Directors of Sterling Sugars, Inc. ("the Company") for use at the Annual Meeting of Stockholders to be held on May 15, 1997 and at any adjournments thereof. If properly and timely completed and returned, the proxy will be voted in the manner you specify thereon. If no manner is specified, the proxy will be voted for election of the nominees for director hereinafter named.

	The proxy may be revoked at any time before it is voted and you may vote in person if you attend the meeting.

	The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone and personal contacts.
	It is expected that this proxy statement and related materials will first be mailed to stockholders on or about April 25, 1997.


STOCKHOLDERS' PROPOSALS

	In order for proposals by stockholders to be considered for inclusion in the proxy and proxy statement relating to the 1998 Annual Meeting of Stockholders, such proposals must be received at the Company's principal executive office no later than December 31, 1997.


VOTING SECURITIES

	Only stockholders of record as of the close of business on April 10, 1997 are entitled to vote at the meeting. At that time, 2,500,000 shares of the Company's Common Stock (being the Company's only class of authorized stock) were outstanding. Each share is entitled to one vote.

	The following table provides information as of February 28, 1997 concerning each stockholder known by the Company to be the beneficial owner (as determined by Rule 13d-3 of the Securities and Exchange Commission) of more than five percent (5%) of its outstanding stock:

















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Name and address of                    Shares                Percent
Beneficial Owner                Beneficially Owned(1)        of Class
-----------------------------------------------------------------------------
M. A. Patout & Son, Ltd.            1,502,946                   60.12%
3512 J. Patout Burns Rd.
Jeanerette, La.  70544

Peter V. Guarisco                     511,531(2)                20.46%
P. O. Box 2588
Morgan City, La. 70380

Capital Management Consultants, Inc.  204,431(2)                 8.18%
P. O. Box 2588
Morgan City, La. 70380

Hellenic, Inc.                        143,100(2)                 5.72%
P. O. Box 2588
Morgan City, La. 70380


--------------------------------------------------------------------------
(1) Based on information furnished by beneficial owners. Includes direct and indirect ownership and, unless otherwise indicated, also includes sole voting and investment power with respect to reported holdings.

(2) Includes 143,100 shares owned by Hellenic, Inc. and 204,431 shares owned of record by Capital Management Consultants, Inc. Mr. Guarisco shares voting and investment powers with respect to such shares. Mr. Guarisco disclaims beneficial ownership of these shares.


























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			    ELECTION OF DIRECTORS

	In accordance with the Company's by-laws, seven directors are to be elected at the Annual Meeting to serve a term of one year from May 15, 1997 or until their successors are elected and qualified. The election of directors shall be determined by a majority of the votes actually cast, and the abstention or failure of any stockholder to vote will not affect this determination. Each shareholder is entitled to one vote per share. Unless you specify otherwise, proxy holders will vote for election of the management nominees named below. Should any of the nominees become unavailable for election, which is not anticipated, proxy holders may, in their discretion, vote for other nominees recommended by the Board.

	The following table lists the nominees for election as director and shows as of February 28, 1997, the beneficial ownership (as determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company's outstanding common stock by each nominee and by all directors and executive officers as a group:

______________________________________________________________________________
			      First Elected  Shares Beneficially   Percent of
Name                   Age      Director           Owned(1)           Class
______________________________________________________________________________
Bernard E. Boudreaux, Jr. 59      1996              1,000               *
James Patout Burns, Jr.   57      1994          1,464,991(2)          58.60%
Craig P. Caillier         35      1996              2,210               *
Peter V. Guarisco         69      1986            511,531(3)          20.46%
Victor Guarisco, II(4)    33      1992             18,990               *
Rivers Patout (5)         31      1994                100               *
William S. Patout, III    64       -                  100               *
All directors and named
executive officers as a group(6)                2,037,377             81.50%
___________________________________________________________________________
* Less than 1%

(1) Based on information furnished by nominees. Includes direct and indirect ownership and unless otherwise indicated includes sole voting and investment power with respect to reported holdings.

(2) Includes shared voting and investment power with respect to 1,502,946 shares owned by M. A. Patout & Son, Ltd.

(3) Mr. Guarisco's reported holdings reflect shared voting and investment power with respect to 143,100 shares owned by Hellenic, Inc. and 204,431 shares owned by Capital Management Consultants, Inc. Mr. Guarisco disclaims beneficial ownership of such shares.

(4) Peter V. Guarisco is the father of Victor Guarisco, II.

(5) William S. Patout, III is the father of Rivers Patout.

(6) See "Information Concerning Management - Executive Officers".



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Business Experience of Directors

     The following paragraphs describe all Company offices held by nominees and their principal occupations for the last five years.

     Bernard E. Boudreaux, Jr. is Chairman of the Board and general counsel of the Company and District Attorney, Sixteenth Judicial District of Louisiana.
     Dr. James Patout Burns, Jr., Secretary of the Company, is Thomas and Alberta White Professor of Christian Thought and Chair of the Program in Religious Studies at Washington University, St. Louis, Missouri.
     Craig P. Caillier, President and Chief Executive Officer of the Company, was Assistant General Manager and Secretary/Treasurer of M. A. Patout & Son, Ltd., Jeanerette, Louisiana.
     Peter V. Guarisco is Chairman of the Board and President of Hellenic, Inc., a privately owned company having diverse business interests, Morgan City, Louisiana.
     Victor Guarisco, II is President of Cottonwood, Inc., a privately owned real estate management and development company, Morgan City, Louisiana.
     Rivers Patout is Assistant General Manager of M. A. Patout & Son, Ltd., Jeanerette, Louisiana.
     William S. Patout, III is President and Chief Executive Officer of M. A. Patout & Son, Ltd., Jeanerette, Louisiana

			  INFORMATION CONCERNING MANAGEMENT

Executive Officers

     The table below sets forth the beneficial ownership of the named executive officers.

       Name           Age     Shares Beneficially Owned  Percent of Shares
-----------------------------------------------------------------------------
Craig P. Caillier          34             2,210                    .09%
Chief Executive Officer
 and Director
-----------------------------------------------------------------------------
Willard E. Legendre        36               0                         0
Vice President
 Plant Operations
---------------------------------------------------------------------------
Business Experience of Executive Officers

      Craig P. Caillier, for five years prior to his association with the Company, was Assistant General Manager and Secretary/Treasurer of M. A. Patout & Son, Ltd., Jeanerette, La. Before his election as President and CEO of the Company, he was Senior Vice President and General Manager of the Company.
      Willard E. Legendre, for five years prior to his association with the Company, was an Assistant Engineer at M. A. Patout & Son, Ltd. Before his election as Vice President for Plant Operations, he was plant manager of the Company.

Executive Compensation

       Mr. Caillier, the Company's President and Chief Executive Officer, became an executive officer of the Company in fiscal 1994. Mr. Legendre,
Vice President for Plant Operations, became an Executive Officer of the Company in fiscal 1997. The following table sets forth information concerning Mr. Caillier's and Mr. Legendre's compensation during the Company's last three fiscal years.
				       5






	As amended in 1986, the Company's Retirement Plan provides benefits at retirement to full-time salaried and hourly factory employees and to full-time agricultural employees (other than those hired at age 60 or older) who are at least 21 years of age and have at least one year of service. Contributions to the plan, which are funded entirely by the Company, are computed on an actuarial basis. The plan classifies employees as agricultural and factory employees. Benefits for factory employees (a classification that includes the Company's executive officers) are determined by multiplying the employee's years of service by the sum of (i) .60 percent times Final Average Earnings up to Covered Compensation and (ii) 1.20 percent times Final Average Earnings in excess of Covered Compensation. The term "Covered Compensation" means the average annual earnings used to calculate the participant's social security benefit. This average covers his entire employment history (including employment prior to employment by Sterling Sugars, if any), and assumes continued employment to age 65. It also assumes that, during each year of employment, the participant always earned the maximum amount subject to social security withholding (the Taxable Wage Base). Each year, the Plan's actuaries provide a table that determines the Covered Compensation level for participants reaching age 65 in each of the succeeding years. The Covered Compensation level increases over time (generally every year) as the Taxable Wage Base itself increases. As a result, Covered Compensation is relatively low for participants nearing the average retirement age of 65 and increases for younger participants. The actual final determination of a Participant's Covered Compensation amount is therefore made at the time of termination of employment or retirement.

	Mr. Caillier and Mr. Legendre, 35 and 36 years old respectively, have approximately three years of credited service. Set out below is a table that shows the estimated annual pension benefits for employees retiring at age 65 with varying years of credited service and final earnings.

			      PENSION TABLE
			  -----------Years of Service------------
	  Final Earnings     10        15        20        25
	 --------------------------------------------------------
	  $ 50,000        $ 4,632    $ 6,948   $ 9,264   $ 11,580
	    75,000          7,632     11,448    15,264     19,080
	   100,000         11,632     15,948    21,264     26,580

	Effective February 1, 1992 the Company established the Sterling Sugars, Inc. Employee's Savings Plan and Trust for the benefit of all eligible full-time salaried and hourly employees and full-time salaried agricultural employees who are at least 21 years old and have completed at least one year of service with the Company. The Plan is referred to as a 401(k) retirement plan, a form of a defined contribution plan. Through elective deferrals, employees may contribute from one to six percent of their annual gross compensation into the Plan. The Company is obligated to match contributions to the extent of fifty percent of the first six percent of an employee's elective deferrals. Any additional Company contributions are discretionary. The Plan was amended effective February 1, 1994 to change eligibility requirements and investment election dates and to credit service for a related employer. Newly hired employees are now eligible to participate on the first day of the calendar month following completion of age and service requirements. Investment changes will be made effective April 1 instead of February 1 and October 1 instead of August 1 of each year. Credited service was also amended to include service with M. A. Patout & Son, Ltd., a related employer.

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Directors' Compensation

	Directors receive an annual retainer of $5,000 and an attendance fee of $500 per meeting plus reimbursement for travel and related expenses incurred in attending board and committee meetings.

Compensation Policies of the Board of Directors

	The Board of Directors does not have a compensation committee and executive compensation determinations are made by the entire Board. Mr. Caillier's and Mr. Legendre's compensation is based on their performance and the overall profitability of the Company, as well as the Board's forecasted future performance as determined in the best judgement of the Board. Mr. Caillier's nor Mr. Legendre's compensation is directly tied to one specific factor such as an increase in the price of the Company's stock, return on equity or net profit and there is no specific formulas used in the calculation of compensation.

Stock Performance Graph

	The following graph presents the cumulative total return on the Company's common stock for the five year period ended January 31, 1997 compared to the cumulative total return assuming reinvestment of dividends for all stocks quoted on the NASDAQ Market Value Index. Because there is no published industry or line of business index comparable to Sterling, a peer group was selected based on similar publicly traded companies with market capitalization of $16.2 million to $16.3 million as of January 31, 1997. This peer group consists of the following six companies: Cortech, Inc., Diversinet Corp., Geerlings and Wade, Inc., Intelligent Systems Corp., Panhandle Royalty A Vot and Sport Valet, Inc. For the previous fiscal year, the peer group selected was similar traded companies with market capitalization of $9.5 million to $9.6 million as of January 31, 1996. For fiscal 1997, because of the increase in market value of stock, it was necessary to change the market capitalization of the peer group.

		   COMPARISION OF FIVE YEAR TOTAL RETURN
		    of Sterling, NASDAQ and Peer Group

	    Year       Sterling       NASDAQ       Peer Group
	  ------------------------------------------------------
	    1992       $ 100          $ 100          $ 100
	    1993          97            100             96
	    1994         111            126             99
	    1995         125            119             31
	    1996         141            166             24
	    1997         163            219             13











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Certain Transactions

     On November 15, 1994, the Company entered into a technical service contract with M. A. Patout & Son, Ltd. ("Patout"). The contract provides that Patout will provide technical and engineering services to the Company in return for a fee equal to ten percent of the Company's net income before income taxes from the manufacture, production and sale of raw sugar and molasses each year, provided that net income from the foregoing exceeds $500,000. The agreement expires on January 31, 1999. The agreement also provides Patout an option to acquire 50,000 shares of treasury stock owned by the Company on or before December 31, 1998, at a price of $3.25 per share. Patout exercised its option on April 12, 1995 and acquired 50,000 shares of treasury stock for $162,500. The technical service fee for the year ended January 31, 1997 was $219,305.

    The Company also entered into a cane swap agreement with Patout whereby some shippers of sugarcane to Patout deliver their cane to Sterling Sugars, Inc. ("Sterling") because of their proximity to Sterling's factory. The agreement was reciprocal for some shippers normally having their cane processed by Sterling. The net effect of this cane swap agreement was that Sterling ground an additional 33,275 tons of cane for fiscal 1996. The reimbursement due Patout at January 31, 1996 for payments made by Patout to shippers under this agreement was $62,196. For fiscal 1997, the Company processed an additional 29,662 tons of cane. The reimbursement due Patout at January 31, 1997 for payments made by Patout to shippers under this agreement was $172,409.
     Mr. Bernard E. Boudreaux, Jr., Chairman of the Board of the Company, served in fiscal 1997 and will serve in fiscal 1998, as general counsel for the Company on a retainer basis.

Other  Information

     Persons who are directors or executive officers of the Company, and persons who beneficially own more than 10% of the Company's common stock, are required to file with the Securities and Exchange Commission periodic reports of changes in their ownership of the Company's stock. Based solely on a review of the forms furnished to the Company pursuant to the rules of the Securities and Exchange Commission, such persons complied with the filing requirements during the last three fiscal years of the Company except Dr. J. Patout Burns, Jr. was late in filing Form 3, Hellenic, Inc. was late filing one report covering one transaction, M. A. Patout & Son, Ltd. was late filing three reports covering three transactions, Mr. Caillier was late filing Form 3 and one report covering one transaction and Mr. Boudreaux was late in filing Form 3.
    The Company has no standing nominating or compensation committees or committees performing similar functions. The Company's Audit and Ethics Committee is empowered to engage and evaluate the performance of the Company's public accountants and review year-end and other financial statements when appropriate. The Committee, which consisted of Messrs. Bauer, R. Patout and
V. Guarisco, met once during fiscal 1997.
    Three meetings of the Board of Directors were held during the last fiscal year. All directors attended at least 75% of the meetings of the Board of Directors with the exception of Mr. Bauer.




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				   ACCOUNTANTS

      It is anticipated that LeGlue & Company, will be asked to serve as the Company's independent public accountants for the fiscal year ending January 31, 1998. A representative of LeGlue & Company is expected to be present at the annual meeting and to be available to respond to appropriate questions. He will have the opportunity to make a statement if he desires.

				   OTHER MATTERS

     The matters to be acted upon at the Annual Meeting of Stockholders are set forth in the accompanying notice. The Board knows of no other business to come before the meeting, but if other matters requiring a vote are properly presented to the meeting or any adjournments thereof, proxy holders will vote, or abstain from voting thereon in accordance with their best judgement.

				    By Order of the Board of Directors


				    J. Patout Burns, Jr.
				    Secretary




































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STERLING SUGARS, INC.                  (Solicited by the Board of Directors)
	The undersigned hereby appoints J. Patout Burns, Jr.,Craig P. Caillier and Peter V. Guarisco and each of them, proxies with full power of substitution, to represent and vote all shares of Common Stock of Sterling Sugars, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said corportation to be held in the Conference Room, St. Mary Parish Library, 206 Iberia Street, Franklin, Louisiana on Thursday, May 15, 1997 at 10:00 a.m. and at any adjournment thereof (1) as hereinafter specified upon the election of directors and (2) in their disretion upon such other business as may properly come before the meeting or any adjournment thereof.

   A VOTE FOR THE FOLLOWING NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS

Election of Directors

For all nominees listed below     Withhold authority to vote for all nominees
listed below
(Except as indicated to the contrary below)

	Bernard E. Boudreaux, Jr., Dr. J. Patout Burns, Jr., Craig P. Caillier, Peter V. Guarisco, Victor Guarisco, II, Rivers Patout and William S. Patout, III

  INSTRUCTION:

	 (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)
___________________________________________________________________________
	  All as set forth in the Notice and Proxy Statement for the meeting, receipt of which is acknowledged
	       CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

























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When properly executed and returned, this proxy will be voted in the manner specified. If no manner is specified, the shares represented hereby will be voted for election of the nominees named on the reverse hereof.

				      DATE____________________________,1997


				      _____________________________________
					SIGNATURE OF HOLDER

				      NOTE: Please sign as your name appears
				      hereon. When signed as attorney-in-fact executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.

 PLEASE MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE WHICH
	      REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES



































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